Exhibit 23(a)



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
The Estee Lauder Companies Inc.:

We consent to the incorporation by reference in the registration statement on Form S-8 of The Estee Lauder Companies Inc. of our reports dated August 6, 2004, relating to the consolidated balance sheets of The Estee Lauder Companies Inc. and subsidiaries as of June 30, 2004 and 2003, and the related consolidated statements of earnings, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended June 30, 2004, and the related financial statement schedule, which reports appear in the June 30, 2004 annual report on Form 10-K/A of The Estee Lauder Companies Inc.

Our reports refer to a change in accounting for goodwill and intangible assets in fiscal 2002 and a change in accounting for certain financial instruments with characteristics of both liabilities and equity in fiscal 2004.


                                                          /s/ KPMG LLP


New York, New York
July 19, 2005